Exhibit 10.13

THIRD AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Third Amendment”) is made by and between TAHOE-RENO INDUSTRIAL CENTER, LLC, a Nevada limited liability company, (“Seller”) and AQUA METALS RENO, INC., a Delaware corporation, (“Buyer”).

RECITALS

WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement and Escrow Instructions dated February 25, 2015, as amended by the certain First Amendment to Purchase and Sale Agreement dated April 28, 2015 and that certain Second Amendment to Purchase and Sale Agreement dated May 15, 2015, (collectively “Agreement”) in connection with the purchase and sale of certain real property located in the Tahoe-Reno Industrial Center in Storey County, Nevada and which is in escrow (First American Escrow 121-2480604-MLR); and

WHEREAS, Buyer and Seller desire to amend certain provisions of the Agreement, in accordance with the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.        Capitalized and Conflicting Terms; Continued Effect.  Capitalized terms not otherwise defined in this Third Amendment shall have the meanings ascribed to them in the Agreement. To the extent the provisions of this Third Amendment conflict with any of the terms and conditions of the Agreement, the provisions of this Third Amendment shall control. The parties acknowledge and agree that, except as specifically modified hereby, each of the terms and conditions of the Agreement shall remain in full force and effect and are enforceable in accordance with its respective terms.

2.        Real Property.   The parties agree that the Real Property as defined in Exhibit “B” of the Second Amendment shall be revised to include Area 1 only. Area 2 is hereby deleted.

3.        Purchase Price.   The purchase price shall be a sum equal to $1.95 per square foot for 11.73 acres of land, and one acre foot of an additional allocation of water rights to the water allocation specified in Subsection 13.3 in consideration for the payment at close of escrow of $10,000.00, which totals $1,006,369.66. As provided in the Purchase and Sale Agreement, the purchase price may be adjusted based on the square footage of the Real Property as determined by the record of survey referenced below.

4.         Record of Survey. In order to revise the legal parcel for the Real Property, Seller shall immediately contact TRI-State Surveying, Inc. to amend and cause to be recorded a Record of Survey Map for the Real Property. All costs and fees of said surveyor shall be paid by Buyer.

5.         Section 5 of the Second Amendment is hereby deleted.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date last written below.

SELLER:	BUYER:

TAHOE-RENO INDUSTRIAL CENTER, LLC, a Nevada limited liability company	AQUA METALS RENO, INC., a Delaware corporation

By:	Norman Properties, Inc., a California corporation, its Manager

By:	/s/ L. Lance Gilman	By:	/s/ Thomas Murphy
	L. Lance Gilman, Authorized Representative		Thomas Murphy, Chief Financial Officer

Date:	5-18-2015	Date:	5/19/15

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